UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3

Nan-King East Road

Tapei City, Tawain

(Address of principal executive offices, with zip code)

+8862-87126958

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 15, 2014, Law Enterprise Co., Ltd. (“Law Enterprise”) and Action Holdings Financial Limited Taiwan Branch (“AHFL”) entered into a short-term loan agreement, pursuant to which, Law Enterprise will provide AHFL a short loan in the amount of $330,502 (NTD10 million). The term of the loan is from September 15, 2014 to December 31, 2014, with a fixed interest rate at 1.5%. The principal amount of the loan together with the accrued interest shall be paid in one lump sum on December 31, 2014.

AHFL is a wholly owned subsidiary of China United Insurance Service, Inc. and holds 65.95% of the issued and outstanding shares of Law Enterprise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of Loan Agreement between Law Enterprise and AHFL, dated September 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: September 22, 2014

	By:	/s/ Mao Yi Hsiao
	Name:	Mao Yi Hsiao
	Title:	Chief Executive Officer

Exhibit Index

10.1	Translation of Loan Agreement between Law Enterprise and AHFL, dated September 15, 2014.